               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]


                                  June 30, 1998

Mitchell Hutchins
1285 Avenue of the Americas
New York, New York 10019

          Re: PaineWebber New York Tax-Free Income Fund, a series of the PaineWebber Municipal Series
              (the "New York Fund")

          We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the New York Fund dated as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the New York Fund with respect to New York law in the Registration Statement and the Prospectus for the New York Fund.

                                     Very truly yours,

                                     /s/ Orrick, Herrington & Sutcliffe LLP

                                     Orrick, Herrington & Sutcliffe LLP